ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Third-Quarter 2024 Results

-- Sales of $6.8 billion, at high-end of guidance range --

-- Third-Quarter Earnings Per Diluted Share of $1.88; Non-GAAP Earnings Per Diluted Share of $2.38 --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Oct. 31, 2024--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its third quarter of 2024.

“In the third quarter, the company continued to execute well in a challenging environment. While the cyclical correction continues in our global components business, we saw enterprise IT spending gain momentum,” said Sean Kerins, Arrow’s president and chief executive officer. “I am pleased that we delivered revenue above the midpoint of our guidance range and non-GAAP earnings per diluted share ahead of our expectations,” said Mr. Kerins.

Arrow Consolidated
	Quarter Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(in millions except per share data)	2024	2023	2024	2023
Consolidated sales	$6,823	$8,007	$20,640	$25,258
Net income attributable to shareholders	101	199	293	709
Net income per diluted share	1.88	3.53	5.42	12.28
Non-GAAP net income attributable to shareholders (1)	128	233	410	757
Non-GAAP net income per diluted share	2.38	4.14	7.59	13.12

In the third quarter of 2024, sales decreased 15 percent year over year. Changes in foreign currencies had a positive impact on growth of approximately $37 million on sales and $0.02 on earnings per share on a diluted basis compared to the third quarter of 2023.

Global Components

“In our global components business, the broader ecosystem inventory correction persists. Given the market environment, we remain focused on our suppliers and customers while managing the operational factors within our control,” said Mr. Kerins.

Global Components
	Quarter Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(in millions)	2024	2023	2024	2023
Global components sales	$4,946	$6,245	$15,170	$19,784
Global components operating income	189	379	624	1,178
Global components non-GAAP operating income	193	386	654	1,198

In the third quarter of 2024, global components sales decreased 21 percent year over year. Americas components third-quarter sales decreased 12 percent year over year. EMEA components third-quarter sales decreased 35 percent year over year and decreased 36 percent year over year on a constant currency basis. Asia-Pacific components third-quarter sales decreased 15 percent year over year.

1

ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions

“We saw better momentum and strong sales growth in our global ECS business, highlighted by a healthy market for hybrid cloud solutions, steady market dynamics in Europe, and an improving trajectory for us in North America,” said Mr. Kerins.

Global Enterprise Computing Solutions (ECS)
	Quarter Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(in millions)	2024	2023	2024	2023
Global ECS sales	$1,877	$1,762	$5,471	$5,474
Global ECS operating income	76	55	250	222
Global ECS non-GAAP operating income	77	56	253	226

In the third quarter of 2024, global ECS sales increased 7 percent year over year and increased 6 percent year over year on a constant currency basis. EMEA ECS third-quarter sales increased 13 percent year over year and increased 11 percent year over year on a constant currency basis. Americas ECS third-quarter sales increased 2 percent year over year.

Other Financial Information

“In the third quarter, we reduced inventory levels by approximately $125 million, or $1.3 billion over the last 12 months. We also generated $81 million in cash flow from operations and repurchased $50 million of shares,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer.

“In line with our ongoing efforts to simplify our operations, we are restructuring the business to drive additional cost savings,” said Mr. Agrawal.

In addition to actions taken to date, the company estimates total restructuring expenses over the next two years of $185 million, including costs of $135 million for efficiency initiatives, as well as costs of approximately $50 million to exit certain lines of non-core business. The company has identified opportunities to reduce annual operating expenses by the end of 2026 by approximately $90 million to $100 million, primarily related to reorganizing and consolidating certain areas of the company’s operations.

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

2

Fourth-Quarter 2024 Outlook

●	Consolidated sales of $6.67 billion to $7.27 billion, with global components sales of $4.50 billion to $4.90 billion, and global enterprise computing solutions sales of $2.17 billion to $2.37 billion
●	Net income per share on a diluted basis of $1.35 to $1.55, and non-GAAP net income per share on a diluted basis of $2.48 to $2.68
●	Average tax rate in the range of 23 to 25 percent
●	Interest expense of approximately $60 million to $65 million
●	Changes in foreign currencies to increase sales by approximately $60 million, and earnings per share on a diluted basis by $0.02 compared to the fourth quarter of 2023
●	Changes in foreign currencies to have no impact on growth in sales or earnings per share on a diluted basis compared to the third quarter of 2024

Fourth-Quarter 2024 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	September 28,
(in billions)	2024	2023	% Change	2024	2024	% Change

Global components sales, GAAP	$4.50 - 4.90	$5.64	(20%) - (13%)	$4.50 - 4.90	$4.95	(9%) - (1%)
Impact of changes in foreign currencies	—	0.04		—	—
Global components sales, constant currency	$4.50 - 4.90	$5.68	(21%) - (14%)	$4.50 - 4.90	$4.95	(9%) - (1%)

Global ECS sales, GAAP	$2.17 - 2.37	$2.21	(2%) - 7%	$2.17 - 2.37	$1.88	15% - 26%
Impact of changes in foreign currencies	—	0.02		—	—
Global ECS sales, constant currency	$2.17 - 2.37	$2.23	(3%) - 6%	$2.17 - 2.37	$1.88	15% - 26%

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$1.35 to $1.55	$0.10	$1.03	$2.48 to $2.68

Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss third-quarter 2024 financial results on Oct. 31, 2024, at 1:00 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/487434328. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics (NYSE:ARW) sources and engineers technology solutions for thousands of leading manufacturers and service providers. With global 2023 sales of $33 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of

3

fiscal 2024 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, the timing of the completion of the Operating Expense Efficiency Plan (the “Plan”) and Arrow’s estimated costs and expected operating expense reductions from the Plan, industry trends and expectations regarding market demand and conditions and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: the incurrence of additional charges not currently contemplated and failure to realize contemplated cost savings due to unanticipated events that may occur, including in connection with the implementation of the Plan; unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability and changes; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information and information system failures, including related to current or future implementations, integrations and upgrades; outbreaks, epidemics, pandemics, or public health crises; restructuring activities and impacts thereof; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other charges; net gains and losses on investments; write downs (reversals) to inventory related to the wind down of a business within the global components reportable segment (“impact of wind down”); loss on extinguishment of debt; and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For further discussion of our non-GAAP measures and related adjustments, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K.

Contacts
Investors:	Brad Windbigler,
Treasurer and Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

4

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Sales	$6,823,319	$8,007,019	$20,640,447	$25,257,963
Cost of sales	6,038,491	7,027,422	18,151,349	22,098,495
Gross profit	784,828	979,597	2,489,098	3,159,468
Operating expenses:
Selling, general, and administrative	534,508	563,150	1,670,429	1,822,783
Depreciation and amortization	40,592	45,005	123,356	137,948
Restructuring, integration, and other	34,466	31,359	121,859	44,252
	609,566	639,514	1,915,644	2,004,983
Operating income	175,262	340,083	573,454	1,154,485
Equity in earnings of affiliated companies	1,002	1,392	1,912	4,373
Gain (loss) on investments, net	3,757	(6,159)	(760)	4,649
Loss on extinguishment of debt	—	—	(1,657)	—
Employee benefit plan expense, net	(979)	(854)	(2,892)	(2,510)
Interest and other financing expense, net	(62,947)	(82,180)	(209,442)	(246,672)
Income before income taxes	116,095	252,282	360,615	914,325
Provision for income taxes	15,198	52,241	66,996	201,168
Consolidated net income	100,897	200,041	293,619	713,157
Noncontrolling interests	330	1,382	753	4,189
Net income attributable to shareholders	$100,567	$198,659	$292,866	$708,968
Net income per share:
Basic	$1.90	$3.57	$5.48	$12.43
Diluted	$1.88	$3.53	$5.42	$12.28
Weighted-average shares outstanding:
Basic	53,010	55,597	53,476	57,021
Diluted	53,475	56,298	53,999	57,715

5

ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	September 28, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$248,000	$218,053
Accounts receivable, net	11,726,601	12,238,073
Inventories	4,529,655	5,187,225
Other current assets	1,022,620	684,126
Total current assets	17,526,876	18,327,477
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	193,315	195,579
Machinery and equipment	1,648,708	1,632,606
	1,847,714	1,833,876
Less: Accumulated depreciation and amortization	(1,354,179)	(1,303,136)
Property, plant, and equipment, net	493,535	530,740
Investments in affiliated companies	61,506	62,741
Intangible assets, net	105,313	127,440
Goodwill	2,084,160	2,050,426
Other assets	663,259	627,344
Total assets	$20,934,649	$21,726,168
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,392,389	$10,070,015
Accrued expenses	1,668,633	1,463,915
Short-term borrowings, including current portion of long-term debt	909,826	1,653,954
Total current liabilities	11,970,848	13,187,884
Long-term debt	2,363,241	2,153,553
Other liabilities	564,483	507,424

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2024 and 2023
Issued - 58,059 and 57,691 shares in 2024 and 2023, respectively	58,059	57,691
Capital in excess of par value	582,572	553,340
Treasury stock (5,472 and 3,880 shares in 2024 and 2023, respectively), at cost	(506,157)	(297,745)
Retained earnings	6,083,083	5,790,217
Accumulated other comprehensive loss	(254,460)	(298,039)
Total shareholders’ equity	5,963,097	5,805,464
Noncontrolling interests	72,980	71,843
Total equity	6,036,077	5,877,307
Total liabilities and equity	$20,934,649	$21,726,168

6

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Consolidated net income	$100,897	$200,041
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	40,592	45,005
Amortization of stock-based compensation	8,487	6,519
Equity in earnings of affiliated companies	(1,002)	(1,392)
Deferred income taxes	(12,889)	(19,639)
Loss (gain) on investments, net	(3,686)	6,159
Other	(670)	1,092
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(701,168)	260,749
Inventories	169,211	(383,647)
Accounts payable	550,797	157,482
Accrued expenses	(83,506)	127,235
Other assets and liabilities	13,495	(77,897)
Net cash provided by operating activities	80,558	321,707
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(18,519)	(20,670)
Other	10,677	—
Net cash used for investing activities	(7,842)	(20,670)
Cash flows from financing activities:
Change in short-term and other borrowings	549,451	603,693
Proceeds from (repayments of) long-term bank borrowings, net	(613,449)	(557,308)
Net proceeds from note offering	494,886	—
Redemption of notes	(500,000)	—
Proceeds from exercise of stock options	585	443
Repurchases of common stock	(51,051)	(203,491)
Other	(899)	—
Net cash used for financing activities	(120,477)	(156,663)
Effect of exchange rate changes on cash	82,752	(51,462)
Net increase in cash and cash equivalents	34,991	92,912
Cash and cash equivalents at beginning of period	213,009	240,382
Cash and cash equivalents at end of period	$248,000	$333,294

7

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Consolidated net income	$293,619	$713,157
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	123,356	137,948
Amortization of stock-based compensation	30,187	34,868
Equity in earnings of affiliated companies	(1,912)	(4,373)
Deferred income taxes	(20,287)	(53,038)
Loss on extinguishment of debt	1,657	—
Loss (gain) on investments, net	1,077	(4,649)
Other	4,194	4,078
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	512,394	1,585,521
Inventories	662,685	(525,020)
Accounts payable	(687,015)	(1,355,777)
Accrued expenses	189,537	(88,348)
Other assets and liabilities	(305,543)	(25,660)
Net cash provided by operating activities	803,949	418,707
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(70,155)	(57,775)
Other	17,129	10,962
Net cash used for investing activities	(53,026)	(46,813)
Cash flows from financing activities:
Change in short-term and other borrowings	(595,069)	802,032
Proceeds from (repayments of) long-term bank borrowings, net	60,158	(566,734)
Net proceeds from note offering	989,564	496,268
Redemption of notes	(1,000,000)	(300,000)
Proceeds from exercise of stock options	5,353	16,824
Repurchases of common stock	(214,352)	(719,708)
Settlement of forward-starting interest rate swap	—	56,711
Other	(1,040)	(142)
Net cash used for financing activities	(755,386)	(214,749)
Effect of exchange rate changes on cash	34,410	(766)
Net increase in cash and cash equivalents	29,947	156,379
Cash and cash equivalents at beginning of period	218,053	176,915
Cash and cash equivalents at end of period	$248,000	$333,294

8

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	September 28, 2024	September 30, 2023	% Change

Consolidated sales, as reported	$6,823,319	$8,007,019	(14.8)%
Impact of changes in foreign currencies	—	36,708
Consolidated sales, constant currency	$6,823,319	$8,043,727	(15.2)%

Global components sales, as reported	$4,946,059	$6,245,192	(20.8)%
Impact of changes in foreign currencies	—	24,592
Global components sales, constant currency	$4,946,059	$6,269,784	(21.1)%

Americas components sales, as reported	$1,638,459	$1,869,934	(12.4)%
Impact of changes in foreign currencies	—	(809)
Americas components sales, constant currency	$1,638,459	$1,869,125	(12.3)%

Asia components sales, as reported	$2,017,814	$2,387,835	(15.5)%
Impact of changes in foreign currencies	—	2,433
Asia components sales, constant currency	$2,017,814	$2,390,268	(15.6)%

EMEA components sales, as reported	$1,289,786	$1,987,423	(35.1)%
Impact of changes in foreign currencies	—	22,968
EMEA components sales, constant currency	$1,289,786	$2,010,391	(35.8)%

Global ECS sales, as reported	$1,877,260	$1,761,827	6.6%
Impact of changes in foreign currencies	—	12,116
Global ECS sales, constant currency	$1,877,260	$1,773,943	5.8%

Americas ECS sales, as reported	$1,033,115	$1,015,924	1.7%
Impact of changes in foreign currencies	—	(645)
Americas ECS sales, constant currency	$1,033,115	$1,015,279	1.8%

EMEA ECS sales, as reported	$844,145	$745,903	13.2%
Impact of changes in foreign currencies	—	12,761
EMEA ECS sales, constant currency	$844,145	$758,664	11.3%

9

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023	% Change

Consolidated sales, as reported	$20,640,447	$25,257,963	(18.3)%
Impact of changes in foreign currencies	—	(6,154)
Consolidated sales, constant currency	$20,640,447	$25,251,809	(18.3)%

Global components sales, as reported	$15,169,507	$19,783,867	(23.3)%
Impact of changes in foreign currencies	—	(24,213)
Global components sales, constant currency	$15,169,507	$19,759,654	(23.2)%

Americas components sales, as reported	$4,807,991	$6,169,949	(22.1)%
Impact of changes in foreign currencies	—	(2,994)
Americas components sales, constant currency	$4,807,991	$6,166,955	(22.0)%

Asia components sales, as reported	$5,975,729	$7,226,871	(17.3)%
Impact of changes in foreign currencies	—	(39,533)
Asia components sales, constant currency	$5,975,729	$7,187,338	(16.9)%

EMEA components sales, as reported	$4,385,787	$6,387,047	(31.3)%
Impact of changes in foreign currencies	—	18,314
EMEA components sales, constant currency	$4,385,787	$6,405,361	(31.5)%

Global ECS sales, as reported	$5,470,940	$5,474,096	(0.1)%
Impact of changes in foreign currencies	—	18,059
Global ECS sales, constant currency	$5,470,940	$5,492,155	(0.4)%

Americas ECS sales, as reported	$2,904,933	$3,014,544	(3.6)%
Impact of changes in foreign currencies	—	(3,184)
Americas ECS sales, constant currency	$2,904,933	$3,011,360	(3.5)%

EMEA ECS sales, as reported	$2,566,007	$2,459,552	4.3%
Impact of changes in foreign currencies	—	21,243
EMEA ECS sales, constant currency	$2,566,007	$2,480,795	3.4%

10

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended September 28, 2024
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(2)	measure
Operating income	$175,262	$7,308	$34,466	$(1,857)	$—	$—	$215,179
Income before income taxes	116,095	7,308	34,466	(1,857)	—	(3,757)	152,255
Provision for income taxes	15,198	1,819	8,592	(444)	—	(902)	24,263
Consolidated net income	100,897	5,489	25,874	(1,413)	—	(2,855)	127,992
Noncontrolling interests	330	136	—	—	—	—	466
Net income attributable to shareholders	$100,567	$5,353	$25,874	$(1,413)	$—	$(2,855)	$127,526
Net income per diluted share (4)	$1.88	$0.10	$0.48	$(0.03)	$—	$(0.05)	$2.38
Effective tax rate (5)	13.1%						15.9%

1

Three months ended September 30, 2023
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(2)	measure
Operating income	$340,083	$7,863	$31,359	$—	$—	$—	$379,305
Income before income taxes	252,282	7,863	31,359	—	—	6,159	297,663
Provision for income taxes	52,241	1,959	7,321	—	—	1,476	62,997
Consolidated net income	200,041	5,904	24,038	—	—	4,683	234,666
Noncontrolling interests	1,382	138	—	—	—	—	1,520
Net income attributable to shareholders	$198,659	$5,766	$24,038	$—	$—	$4,683	$233,146
Net income per diluted share (4)	$3.53	$0.10	$0.43	$—	$—	$0.08	$4.14
Effective tax rate (5)	20.7%						21.2%

11

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Nine months ended September 28, 2024
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(3)	measure
Operating income	$573,454	$22,310	$121,859	$10,229	$—	$—	$727,852
Income before income taxes	360,615	22,310	121,859	10,229	—	2,417	517,430
Provision for income taxes	66,996	5,562	30,820	2,447	—	580	106,405
Consolidated net income	293,619	16,748	91,039	7,782	—	1,837	411,025
Noncontrolling interests	753	406	—	—	—	—	1,159
Net income attributable to shareholders	$292,866	$16,342	$91,039	$7,782	$—	$1,837	$409,866
Net income per diluted share (4)	$5.42	$0.30	$1.69	$0.14	$—	$0.03	$7.59
Effective tax rate (5)	18.6%						20.6%

Nine months ended September 30, 2023
	Reported	Intangible	Restructuring,	Impact of	Non
	GAAP	amortization	Integration	Wind	recurring		Non-GAAP
	measure	expense	and other	Down(1)	tax items	Other(2)	measure
Operating income	$1,154,485	$23,751	$44,252	$—	$—	$—	$1,222,488
Income before income taxes	914,325	23,751	44,252	—	—	(4,649)	977,679
Provision for income taxes	201,168	5,961	10,638	—	(942)	(1,114)	215,711
Consolidated net income	713,157	17,790	33,614	—	942	(3,535)	761,968
Noncontrolling interests	4,189	408	—	—	—	—	4,597
Net income attributable to shareholders	$708,968	$17,382	$33,614	$—	$942	$(3,535)	$757,371
Net income per diluted share (4)	$12.28	$0.30	$0.58	$—	$0.02	$(0.06)	$13.12
Effective tax rate (5)	22.0%						22.1%

(1) Includes write downs (reversals) of inventory related to the wind down of a business.

(2) Other includes loss (gain) on investments, net.

(3) Other includes loss (gain) on investments, net and loss on extinguishment of debt.

(4) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(5) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

12

ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Sales:
Global components	$4,946,059	$6,245,192	$15,169,507	$19,783,867
Global ECS	1,877,260	1,761,827	5,470,940	5,474,096
Consolidated	$6,823,319	$8,007,019	$20,640,447	$25,257,963
Operating income (loss):
Global components (a)	$188,600	$379,053	$624,363	$1,177,906
Global ECS (b)	75,614	54,624	249,654	221,951
Corporate (c)	(88,952)	(93,594)	(300,563)	(245,372)
Consolidated	$175,262	$340,083	$573,454	$1,154,485

(a)	Global components operating income includes a reversal of $1.9 million and charges of $10.2 million in inventory write downs related to the wind down of a business for the third quarter and first nine months of 2024. Global components operating income includes $62.2 million in settlement charges recorded as a reduction to operating expense for the third quarter and first nine months of 2023.
(b)	For the third quarter and first nine months of 2023, global ECS operating income includes charges of $21.9 million and $25.4 million, respectively, to increase the allowance for credit losses related to one customer. For the first nine months of 2024, global ECS operating income includes a reversal of $20.0 million for aged receivables that were collected, related to the same customer, which was taken during the second quarter of 2024.
(c)	Corporate operating loss includes restructuring, integration, and other charges of $34.5 million and $121.9 million for the third quarter and first nine months of 2024, respectively, and $31.4 million and $44.3 million for the third quarter and first nine months of 2023, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Global components operating income, as reported	$188,600	$379,053	$624,363	$1,177,906
Intangible assets amortization expense	6,247	6,640	19,134	20,064
Impact of wind down to inventory	(1,857)	—	10,229	—
Global components non-GAAP operating income	$192,990	$385,693	$653,726	$1,197,970

Global ECS operating income, as reported	$75,614	$54,624	$249,654	$221,951
Intangible assets amortization expense	1,061	1,223	3,176	3,687
Global ECS non-GAAP operating income	$76,675	$55,847	$252,830	$225,638

14

13